                                                                     EX-99.B18


                   VANGUARD FIXED INCOME SECURITIES FUND, INC.

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3
                    UNDER THE INVESTMENT COMPANY ACT OF 1940



         This Multiple Class Plan has been adopted by a majority of the Board of Directors of Vanguard Fixed Income Securities Fund, Inc. (the "Fund"), including a majority of the Directors who are not interested persons of the Fund, on behalf of the Short-Term Corporate Portfolio (the "Portfolio").


I.       SHARE CLASSES

         The Portfolio will offer two classes of shares: Short-Term Corporate Portfolio shares (referred to herein as "Class A Shares") and Short-Term Corporate Portfolio Institutional Shares (referred to herein as "Class C Shares").

II.      DISTRIBUTION ARRANGEMENTS

         The distribution arrangements will differ between Class A Shares and Class C Shares of the Portfolio as follows:

         A.       CLASS A SHARES

                  Class A Shares will be available to all investors, but will be marketed primarily to individual investors and smaller institutional investors. Class A Shares also will be marketed to employee benefit plans that require participant recordkeeping services provided by The Vanguard Group, Inc. ("Vanguard"). At present, the minimum initial investment requirement for Class A Shares is expected to be $3,000 for non-retirement accounts and $1,000 for most retirement accounts and Uniform Gifts/Transfers to Minors Act accounts.

         B.       CLASS C SHARES

                  Class C Shares will be available only to investors who, due to the substantial size of their investments, are expected to afford the Fund certain economies of scale with respect to the servicing of their accounts. It is expected that most investors eligible for Class C Shares will be institutional entities, such as employee benefit plans, foundations, endowments, trusts, bank nominees and corporations. At present, the minimum initial investment requirement for Class C Shares is expected to be at least $10 million.

III.     SERVICE ARRANGEMENTS

         Service arrangements will differ between Class A Shares and Class C Shares of the Portfolio as follows:

         A.       CLASS A SHARES

                  Class A Shares will be serviced primarily through Vanguard's Individual Investor Services Group. Employee benefit plan investors utilizing Vanguard's participant recordkeeping system (VISTA) will be serviced through Vanguard's Institutional Investor Services Group. Due to the lower minimum initial investment requirement, it is expected that Class A Shares will be held by more investors than Class C Shares. It is anticipated that the aggregate amount of account-based services1 that are provided to Class A Shares will materially exceed the amount of such services for Class C Shares.

         B.       CLASS C SHARES

                  Class C Shares will be serviced primarily through Vanguard's Institutional Investor Services Group. Due to the higher minimum initial investment requirement, it is expected that Class C Shares will be held by fewer investors than Class A Shares. It is anticipated that the aggregate amount of account-based services that are provided to Class C Shares will be materially less than the amount of such services provided to Class A Shares.


IV.      EXCHANGES AND CONVERSIONS

         A.       EXCHANGES

                  1.       CLASS A SHARES


                           Through December 31, 1997, Class A Shares may be exchanged for Class C Shares of the Portfolio provided that all purchase eligibility requirements for Class C Shares are satisfied by the holder of Class A Shares. Effective January 1, 1998, Class A Shares of the Portfolio may not be exchanged for Class C Shares of the Portfolio. Class A Shares of the Portfolio may be exchanged into a class of shares of one or more of the other investment companies for which Vanguard provides administrative services (including any other portfolio of the Fund) ("Vanguard Fund"); provided that (a) exchanges into the class of shares of the Vanguard Fund are permitted by such Vanguard Fund; (b) all purchase eligibility requirements for such class of shares of the Vanguard


--------
1 "Account-based services" for purposes of the Multiple Class Plan relating to the Portfolio are defined as services provided by Vanguard on a per account basis to the Fund. Such services include transaction processing, shareholder recordkeeping and the mailing of shareholder reports, proxy materials and other items.

                           Fund are satisfied by the investor; and (c) any such exchanges are permitted by the Investment Company Act of 1940, as amended ("1940 Act") and the rules, regulations and interpretations thereunder.

                  2.       CLASS C SHARES

                           Class C Shares of the Portfolio may not be exchanged for Class A Shares of the Portfolio. Class C Shares of the Portfolio may be exchanged into a class of shares of a Vanguard Fund; provided that (a) exchanges into the class of shares of the Vanguard Fund are permitted by such Vanguard Fund; (b) all purchase eligibility requirements (including the then-applicable minimum initial investment amount) for such class of shares of the Vanguard Fund are satisfied by the investor; and (c) any such exchanges are permitted by the 1940 Act and the rules, regulations and interpretations thereunder.

         B.       CONVERSIONS OF CLASS C SHARES INTO CLASS A SHARES

                  The Fund may convert an investor's Class C Shares into Class A Shares of the Portfolio if such investor's account falls below the then-applicable minimum initial investment amount for Class C Shares. Any such conversion will be preceded by written notice to the investor and will be effected on the basis of the relative net asset values of Class A Shares and Class C Shares of the Portfolio without the imposition of any sales load, fee or other charge.

V.       EXPENSE ALLOCATION BETWEEN CLASSES

         A.       BACKGROUND

                  The Fund is a member of The Vanguard Group of Investment Companies (the "Group"). Through their jointly-owned subsidiary, Vanguard, the Fund and the other funds in the Group obtain at cost virtually all of their corporate management, administrative and distribution services. Vanguard also provides investment advisory services on an at-cost basis to the Fund. Vanguard was established and operates pursuant to a Funds' Service Agreement ("Agreement") between itself and the Vanguard funds, and pursuant to an exemptive order granted by the U.S. Securities and Exchange Commission. Vanguard's direct and indirect expenses of providing corporate management, administrative and distribution services to the Vanguard funds are allocated among the funds in the Group in accordance with methods specified in the Agreement.

         B.       CLASS SPECIFIC EXPENSES

                  1.       MARKETING AND DISTRIBUTION EXPENSES

                           Expenses associated with Vanguard's marketing and distribution activities will be allocated to the share class of the Portfolio on behalf of which the expenses were incurred by making such allocations to Class A Shares and Class C Shares as if each such share class were a separate Vanguard fund under the Agreement.

                  2.       EXPENSES FOR ACCOUNT-BASED SERVICES

                           Expenses associated with Vanguard's provision of account-based services to the Portfolio will be allocated between Class A Shares and Class C Shares of the Portfolio on the basis of the amount incurred by each such share class as follows:

                           (A)      ACCOUNT MAINTENANCE EXPENSES

                                    Expenses associated with the maintenance of investor accounts will be proportionately allocated between Class A Shares and Class C Shares based upon a monthly determination of
                                    (i) the percentage of total shareholder
                                    accounts represented by each class, and (ii) the percentage of total account transactions performed by Vanguard for each class. In allocating account maintenance expenses between the classes, (i) above will be given a 75% weighting and (ii) above will be given a 25% weighting.

                           (B)      LITERATURE PRODUCTION AND MAILING EXPENSES

                                    Expenses associated with shareholder
                                    reports, proxy materials and other
                                    literature will be allocated between Class A
                                    Shares and Class C Shares based upon the number of such items produced and mailed for each class of shares.

                  3.       OTHER CLASS SPECIFIC EXPENSES

                           Expenses for the primary benefit of a particular share class will be allocated to that share class. Such expenses include the following: each class' share of Vanguard's operating expenses (not including expenses related to management of the Fund's assets allocated under subparagraph (C) below); blue sky fees; and legal fees attributable to a particular class.

         C.       FUND EXPENSES

                  1.       ASSET MANAGEMENT EXPENSES

                           Expenses associated with management of the Portfolio's assets (including all advisory, tax preparation and custody fees) will be allocated between Class A Shares and Class C Shares on the basis of their relative net assets.

                  2.       OTHER FUND EXPENSES

                           Any other expenses not described above will be allocated between Class A Shares and Class C Shares of the Portfolio on the basis of their relative net assets.

VI.      ALLOCATION OF INCOME, GAINS AND LOSSES

         Income, gains and losses will be allocated between Class A Shares and Class C Shares of the Portfolio on the basis of their relative net assets. As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary. Dividends and distributions paid to each class of shares of the Portfolio will be calculated in the same manner, on the same day and at the same time.

VII.     VOTING AND OTHER RIGHTS

         Class A Shares and Class C Shares of the Portfolio will each have: (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its service or distribution arrangements; (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (iii) in all other respects the same rights, obligations and privileges as each other, except as described in this Multiple Class Plan.

VIII.    AMENDMENTS

         All material amendments to this Multiple Class Plan must be approved by a majority of the Board of Directors of the Fund, including a majority of the Directors who are not interested persons of the Fund.


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
                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                   VANGUARD FIXED INCOME SECURITIES FUND, INC.


                  VANGUARD FIXED INCOME SECURITIES FUND, INC., a Maryland corporation having its principal office in Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, in accordance with the requirements of
Section 2-208 and 2-208.1 of the Maryland General Corporation Law, that:

                  FIRST: The Corporation is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended.

                  SECOND: The total number of shares that the Corporation currently has authority to issue is four billion five hundred fifty million (4,550,000,000), with a par value of one tenth of one cent ($.001) per share, and an aggregate par value of Four Million Five Hundred Fifty Thousand Dollars ($4,550,000), known as Common Stock and allocated and classified as follows:


                                                                       Total Number of
Name of Class                                                          Shares Allocated
-------------                                                          ----------------
Long-Term Corporate Portfolio                                             700,000,000
High-Yield Corporate Portfolio                                            700,000,000
Short-Term Corporate Portfolio                                            700,000,000
GNMA Portfolio                                                          1,100,000,000
Long-Term U.S. Treasury Portfolio                                         300,000,000
Short-Term Federal Portfolio                                              300,000,000
Short-Term U.S. Treasury Portfolio                                        250,000,000
Intermediate-Term U.S. Treasury Portfolio                                 250,000,000
Intermediate-Term Corporate Portfolio                                     250,000,000
                                                                        -------------
                                                                        4,550,000,000



                   THIRD: The Board of Directors of the Corporation, at a meeting duly convened and held on May 16, 1997, adopted resolutions increasing the authorized capital of the Corporation by ten billion (10,000,000,000) shares to fourteen billion five hundred fifty million (14,550,000,000) shares, with a par value of one-tenth of one cent ($.001) per share, and an aggregate par value of Fourteen

Million Five Hundred Fifty Thousand Dollars ($14,550,000). The Board of Directors further reclassified all of the unissued shares of Common Stock of the Corporation, as herein increased, such that the authorized Common Stock of the Corporation as increased is allocated and classified as follows:

                                                                              Total Number of
Name of Class                                                                Shares Allocated
-------------                                                                ----------------
Long-Term Corporate Portfolio                                                   1,700,000,000
High-Yield Corporate Portfolio                                                  1,700,000,000
Short-Term Corporate Portfolio                                                  1,700,000,000
Short-Term Corporate Portfolio Institutional Shares                             1,000,000,000
GNMA Portfolio                                                                  2,100,000,000
Long-Term U.S. Treasury Portfolio                                               1,300,000,000
Short-Term Federal Portfolio                                                    1,300,000,000
Short-Term U.S. Treasury Portfolio                                              1,250,000,000
Intermediate-Term U.S. Treasury Portfolio                                       1,250,000,000
Intermediate-Term Corporate Portfolio                                           1,250,000,000
                                                                              ---------------
                                                                               14,550,000,000



                   FOURTH: The additional shares classified for each of the preexisting classes of shares listed in Article SECOND shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption currently set forth in the charter of the Corporation with respect to each such class, respectively. The Short-Term Corporate Portfolio Institutional Shares shall have, and be subject to, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption set forth in the charter of the Corporation with respect to its shares generally and to the following.

                           (i) The Short-Term Corporate Portfolio Institutional
Shares will be invested in a common investment portfolio with the shares classified as Short-Term Corporate Portfolio shares without further designation and except for the differences set forth below or elsewhere in the charter of the Corporation or required by law, the two classes shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption.

                           (ii) The investment income, capital gains and losses,
and expenses and liabilities of the common investment portfolio shall be allocated between the classes invested in the common investment portfolio in such manner as may be determined by the Board of Directors in accordance with law and the Corporation's

Multiple Class Plan, as amended from time to time (the "Plan"), adopted in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended.

                           (iii) The liabilities and expenses attributable to
the respective classes invested in the common investment portfolio shall be determined separately from those of each other and, accordingly, the net asset values, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation of the Corporation to holders of shares invested in the common investment portfolio may vary between the classes.

                           (iv) Except as may otherwise be provided in the Plan
or by law, the holders of shares of the Short-Term Corporate Portfolio without further designation and the holders of Short-Term Corporate Portfolio Institutional Shares shall have, respectively, exclusive voting rights with respect to any matter submitted to a vote of stockholders that only affects the holders of the respective class of shares and no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of the respective class of shares.

                           (v) At such times as may be determined by the Board
of Directors or, with the authorization of the Board of Directors, by the officers of the corporation in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, applicable rules and regulations of the National Association of Securities Dealers, and the Plan, and reflected in the Corporation's registration statement as filed with the Securities and Exchange Commission, Short-Term Corporate Portfolio Institutional Shares may, at the option of the Corporation, be converted into Short-Term Corporate Portfolio shares without further designation based on the relative net asset values of such classes at the time of conversion in the event that the aggregate value of a holder's Short-Term Corporate Portfolio Institutional Shares falls below a then applicable minimum investment amount as so determined and reflected, subject, in any event, to any conditions of conversion that may be imposed by the Board of Directors or, with the authorization of the Board of Directors, by the officers of the Corporation and reflected in the Corporation's registration statement. The terms and conditions of such conversion may vary among the holders of the Short-Term Corporate Portfolio Institutional Shares to the extent determined by the Board of Directors or, with the authorization of the Board of Directors, by the officers of the Corporation and reflected in the Corporation's Registration Statement.

                   FIFTH: The total number of shares of stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law. The shares of the Corporation have been classified and reclassified by the Board of Directors as set forth herein pursuant to authority contained in the Corporation's Articles of Incorporation, as amended.

                   IN WITNESS WHEREOF, VANGUARD FIXED INCOME SECURITIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of ___________ __, 1997.


                                             VANGUARD FIXED INCOME
                                             SECURITIES FUND, INC.



                                             By:______________________________
                                                   John J. Brennan, President

WITNESSED:




-----------------------------
Raymond J. Klapinsky, Secretary

                   THE UNDERSIGNED, President of VANGUARD FIXED INCOME SECURITIES FUND, INC. who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation, of which this certificate is made a party, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                                   ----------------------------
                                                         John J. Brennan

                   VANGUARD FIXED INCOME SECURITIES FUND, INC.

                              ARTICLES OF AMENDMENT


                  VANGUARD FIXED INCOME SECURITIES FUND, INC., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation that:

                  FIRST: In order to confirm the names of each of the Corporation's classes of authorized shares, the charter of the Corporation is amended so that the names of the classes of authorized shares of common stock of the Corporation are as follows:


                           Long-Term Corporate Portfolio
                           High-Yield Corporate Portfolio
                           Short-Term Corporate Portfolio
                           Short-Term Corporate Portfolio Institutional Shares GNMA Portfolio
                           Long-Term U.S. Treasury Portfolio
                           Short-Term Federal Portfolio
                           Short-Term U.S. Treasury Portfolio
                           Intermediate-Term U.S. Treasury Portfolio
                           Intermediate-Term Corporate Portfolio

                  SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders; and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

                  THIRD: The undersigned president acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned president acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                  IN WITNESS WHEREOF, VANGUARD FIXED INCOME SECURITIES

FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its president and attested to by its secretary as of May __, 1997.


ATTEST:                                        VANGUARD FIXED INCOME SECURITIES
                                               FUND, INC.

_________________________                      By:___________________________
Raymond J. Klapinsky                                    John J. Brennan
Secretary                                               President

                                                                           VFISF

                   VANGUARD FIXED INCOME SECURITIES FUND, INC.

            RESOLUTIONS RELATING TO APPROVAL OF MULTIPLE CLASS PLAN;
             INCREASE IN AUTHORIZED CAPITAL; CREATION OF ADDITIONAL
                        CLASS OF SHARES; AND APPROVAL OF
              ARTICLES OF AMENDMENT TO CONFIRM NAMES OF PORTFOLIOS

Approval of Multiple Class Plan

         WHEREAS, the Board of Directors of Vanguard Fixed Income Securities Fund, Inc. (the "Fund"), has previously approved the establishment of a multiple class system for the Fund and management has recommended to this Board of Directors that an additional class of shares of the Fund, to be called "Short-Term Corporate Portfolio Institutional Shares," be established as hereinafter described;

         WHEREAS, the Directors have determined that the terms of the Multiple Class Plan (the "Plan") presented at this meeting relating to the Short-Term Corporate Portfolio, including the expense allocations set forth in the Plan, are in the best interest of each class of shares described in the Plan, the Fund and its shareholders;

         NOW, THEREFORE, BE IT:

         RESOLVED, that the Multiple Class Plan, in the form presented at this meeting, be, and it hereby is, approved.

Increase in Authorized Capital and Creation of Additional Class

         RESOLVED, that the proposed increase in the authorized capital of the Fund by ten billion (10,000,000,000) shares of Common Stock, with a par value of one-tenth of one cent ($0.001) per share, to fourteen billion five hundred fifty million (14,550,000,000) shares of Common Stock, with a par value of one-tenth of one cent ($0.001) per share, and with an aggregate par value of fourteen million five hundred fifty thousand dollars ($14,550,000), in accordance with
Section 2-105(c) of the Maryland General Corporation Law, be, and it is hereby approved; and

         FURTHER RESOLVED, that all of the unissued shares of Common Stock of the Fund, as increased by the preceding resolution, be, and hereby are, reclassified such that the authorized Common Stock of the Fund, as increased, is allocated and classified as follows:

                                                                                Total Number of
                  Name of Class                                                 Shares Allocated
                  -------------                                                 ----------------

         Long-Term Corporate Portfolio                                           1,700,000,000
         High-Yield Corporate Portfolio                                          1,700,000,000
         Short-Term Corporate Portfolio                                          1,700,000,000
         Short-Term Corporate Portfolio
           Institutional Shares                                                  1,000,000,000
         GNMA Portfolio                                                          2,100,000,000
         Long-Term U.S. Treasury Portfolio                                       1,300,000,000
         Short-Term Federal Portfolio                                            1,300,000,000
         Short-Term U.S. Treasury Portfolio                                      1,250,000,000
         Intermediate-Term U.S. Treasury
           Portfolio                                                             1,250,000,000
         Intermediate-Term Corporate
           Portfolio                                                             1,250,000,000
                                                                                --------------
                                                                                14,550,000,000;

and

         FURTHER RESOLVED, that the additional shares classified for each of the preexisting classes of shares listed in the foregoing resolution shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption currently set forth in the charter of the Fund with respect to each such class, respectively; and

         FURTHER RESOLVED, that the Short-Term Corporate Portfolio Institutional Shares shall have, and be subject to, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption set forth in the charter of the Fund with respect to its shares generally and to the following: the Short-Term Corporate Portfolio Institutional Shares are to be invested in a common investment portfolio with the shares classified as Short-Term Corporate Portfolio shares without further designation, and except for the differences (1) set forth in the Articles Supplementary presented at this meeting; (2) set forth elsewhere in the charter of the Fund; (3) set forth in the Multiple Class Plan, as amended from time to time (the "Plan"), adopted in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"); or (4) required by law, the two classes shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption; and

         FURTHER RESOLVED, that the proper officers of the Fund in accordance with the 1940 Act, applicable rules and regulations thereunder, applicable rules and regulations of the National Association of Securities Dealers, and the Plan, be, and hereby are, authorized to (1) determine the time, terms and conditions, including any applicable minimum investment amount, pursuant to which the Short-Term Institutional Portfolio Shares may be converted into Short-Term Corporate Portfolio shares without further designation based on the relative net asset values of such classes at the time of conversion; and (2) vary the terms and conditions of such conversion among the holders of the Short-Term Portfolio Institutional Shares; provided however, that all such terms and conditions are reflected in the Fund's Registration Statement; and

         FURTHER RESOLVED, that the Short-Term Corporate Portfolio Institutional Shares are authorized to be issued for the consideration and on the terms set forth in the Fund's Registration Statement, as amended from time to time; provided however, that such shares shall be issued at not less than either their net asset value or par value, whichever is greater; and

         FURTHER RESOLVED, that when issued and paid for in accordance with the foregoing resolution, the Short-Term Corporate Portfolio Institutional Shares shall be validly issued, fully paid and non-assessable shares of Common Stock of the Fund; and

         FURTHER RESOLVED, that the proper officers of the Fund are hereby authorized and empowered to: (1) prepare, execute and file with the State Department of Assessments and Taxation of Maryland, Articles Supplementary to the Fund's Articles of Incorporation substantially as presented to this meeting; and (2) do all other things necessary to carry these resolutions into effect, including the filing with the Securities and Exchange Commission of Post-Effective Amendments to the Registration Statement of the Fund relating to the issuance of the Short-Term Institutional Portfolio Shares.

Approval of Articles of Amendment

         RESOLVED, that the Articles of Amendment to the Articles of Incorporation which confirm the names of the classes of authorized shares of Common Stock of the Fund, as set forth below, be, and hereby are, approved:

                  Long-Term Corporate Portfolio
                  High-Yield Corporate Portfolio
                  Short-Term Corporate Portfolio
                  Short-Term Corporate Portfolio Institutional Shares GNMA Portfolio
                  Long-Term U.S. Treasury Portfolio
                  Short-Term Federal Portfolio
                  Short-Term U.S. Treasury Portfolio
                  Intermediate-Term U.S. Treasury Portfolio
                  Intermediate-Term Corporate Portfolio; and

         FURTHER RESOLVED, that the proper officers of the Fund are hereby authorized and empowered to prepare, execute and file with the State Department of Assessments and Taxation of Maryland, Articles of Amendment to the Fund's Articles of Incorporation to confirm the names of the classes of authorized Common Stock of the Fund; and (2) to do all other things necessary to carry these resolutions into effect.